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                                  Diamond Hill
                                  ------------
                                  Investments


FOR IMMEDIATE RELEASE:
                                             Investor Contact:
                                             James F. Laird
                                             Chief Financial Officer
                                             614-255-3353
                                             E-mail: (jlaird@diamond-hill.com)

                  DIAMOND HILL ANNOUNCES PRIVATE PLACEMENT

     Columbus,  Ohio -- July 22, 2004, -- Diamond Hill Investment Group,
Inc. (NASDAQ:DHIL) today announced the sale of 60,000 shares of the company's common stock at a price of $7.00 per share to three key individuals.
Ric Dillon, President of Diamond Hill stated, "Geroge McElroy, Pete Williams, and Gary Young are exceptional people who recently agreed to join the Diamond Hill team. I am very pleased that these individuals, who have significant industry experience and expertise, are committing their efforts and capital to our firm." Dillon went on to say "we have built an outstanding investment team and an excellent track record for all of our portfolios. We expect to continue to add new clients and grow assets under management, ultimately leading to profitability once scale is achieved."


About Diamond Hill:

     Diamond Hill provides investment management services to individuals and institutions seeking to preserve and build wealth. The firm currently manages more than $325 million in mutual funds, seperate accounts and a private investment fund. For more information on Diamond Hill, visit http://www.diamond-hill.com.



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            375 North Front Street, Suite 300, Columbus, Ohio 43215
                         614-255-3333  fax 614-255-3363